UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2006

VERDANT TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-50993 (Commission File Number)	20-1680252 (IRS Employer Identification No.)

Two Allen Center, 1200 Smith Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 546-9000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 16, 2006, the registrant acquired all of the assets of SynChem Technologies, L.L.C., a Florida limited liability company (“SynChem”). The registrant paid nominal consideration for the assets, which consist primarily of a technology that address problems associated with deposits of paraffinic and asphaltic compounds in the production, storage and refining segments of the petroleum industry (the “Technology”).

SynChem acquired the Technology under an agreement dated June 16, 2006 from John P Acunto, who formed SynChem for the purpose of exploiting the Technology. The consideration for the Technology is a royalty obligation equal to 25% of the net profits received from future contracts SynChem performs using the Technology. Net profits shall mean the total proceeds of any contracts using the Technology, less all costs incurred during implementation including, but not limited to, capital investments, operating costs, marketing administration, sales taxes, adjustments, and all other expenses needed to perform contracts and administer the Technology. This royalty obligation is subject to a buyout option until June 16, 2011 for $6,500,000. To date, no products utilizing this technology have been developed on a commercial basis.

Item 9.01	Financial Statements and Exhibits

Exhibits:

Regulation S-K Number	Document
10.1	Sale and Purchase Agreement with SynChem Technologies L.L.C. dated June 16, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERDANT TECHNOLOGY CORPORATION
July 26, 2006	By: /s/ David James Curd David James Curd Chief Executive Officer

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